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                                                                    EXHIBIT 10.5
                       THIRD AMENDMENT TO CREDIT AGREEMENT
                                       and
                    FOURTH AMENDMENT TO LETTER LOAN AGREEMENT


         THIS THIRD AMENDMENT TO CREDIT AGREEMENT and FOURTH AMENDMENT TO LETTER LOAN AGREEMENT (the "Amendment"), dated as of November 6, 1998, is among HORIZON HEALTH CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"), each of the banks or other lending institutions which is a signatory hereto (individually, a "Bank" and, collectively, the "Banks"), CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, formerly known as Texas Commerce Bank National Association, individually as a Bank and as agent for itself and the other Banks under the hereinafter defined Credit Agreement (in its capacity as agent, together with its successors in such capacity, the "Agent") and in its individual capacity as a lender under the hereinafter defined Term Loan Agreement (in such capacity, "Chase"), NORTH CENTRAL DEVELOPMENT AUTHORITY ("North Central") and the other Obligated Parties (as defined in the Credit Agreement).

                                    RECITALS:

         WHEREAS, Borrower, the Banks and Agent have entered into that certain Credit Agreement dated as of December 9, 1997 (as amended by that certain letter agreement dated as of June 30, 1998 and that certain Second Amendment to Credit Agreement and Third Amendment to Letter Loan Agreement (the "Second Amendment") dated as of September 30, 1998, herein the "Credit Agreement").

         WHEREAS, Borrower, certain Subsidiaries of Borrower, North Central and Chase have entered into that certain Letter Loan Agreement dated as of December 20, 1995 (as amended by that certain First Amendment to Letter Loan Agreement and Note Modification Agreement dated as of December 9, 1997, that certain letter agreement dated as of June 30, 1998 and the Second Amendment, herein the "Term Loan Agreement")

         WHEREAS, Borrower, the Obligated Parties, North Central, the Banks, Agent and Chase now desire to further amend the Credit Agreement and the Term Loan Agreement as herein set forth.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   Definitions

         Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement and Term Loan Agreement, as amended hereby.

                                    ARTICLE 2

                                   Amendments

         Section 1.2 Amendment to Section 10.5. Effective as of the date hereof,
Section 10.5 of the Credit Agreement and the similar provision incorporated into the Term Loan Agreement pursuant to Section 6.01 of the Term Loan Agreement are amended in their entirety to read follows:


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                  Section 10.5 Investments. The Borrower will not, and will not permit any Subsidiary to, make or permit to remain outstanding any advance, loan, other extension of credit, or capital contribution to or investment in any Person, or purchase or own any stock, bonds, notes, debentures, or other securities of any Person, or be or become a joint venturer with or partner of any Person, except:

                           (a) Borrower may acquire shares, other equity
                  securities or other evidence of beneficial ownership of a Person or, for purposes of Section 10.3, Borrower or any wholly owned Subsidiary directly owned by Borrower may acquire all or substantially all of a Person's assets or the assets of a division or branch of such Person, if, with respect to each such acquisition:

                                    (i)  Default.  No Default exists or would
                           result therefrom;

                                    (ii) Bank Approval. Borrower shall have
                           obtained the prior written consent of the Required Banks if (A) the Purchase Price for the acquisition is greater than Ten Million Dollars ($10,000,000) or
                           (B) if after giving effect to such acquisition, the aggregate Purchase Price of all Permitted Acquisitions that have occurred (1) from September 30, 1998 through and including August 31, 1999, is greater than Ten Million Dollars ($10,000,000) and
                           (2) at any time thereafter, during the twelve (12) month period then most recently ending, Thirty Million Dollars ($30,000,000). As used above, the phrase "Purchase Price" means, as of any date of determination and with respect to a proposed acquisition, the purchase price to be paid for the Target or its assets, including all cash consideration paid (whether classified as purchase price, noncompete, consulting or postclosing performance based payments or otherwise) or to be paid (based on the estimated amount thereof), the value of all other assets to be transferred by the purchaser in connection with such acquisition to the seller (but specifically excluding any stock of Borrower issued to the seller which shall not be part of the Purchase Price for purposes of this clause
                           (ii)) all valued in accordance with the applicable purchase agreement and the outstanding principal amount of all Debt of the Target or the seller assumed or acquired in connection with such acquisition.

                                    (iii) Delivery and Notice Requirements.
                           Borrower shall provide the Agent fifteen (15) days prior to the consummation of the acquisition the following: (A) notice of the acquisition, (B) the most recent financial statements of the Target that Borrower has available, (C) such other documentation and information relating to the Target and the acquisition as the Agent may reasonably request, and
                           (D) evidence certified by the chief executive or chief financial officer of Borrower that Borrower shall be in compliance with the covenants contained in Article 11 on a pro forma basis for the four (4) Fiscal Quarter period then most recently ending (assuming (1) the consummation of the acquisition in question; (2) that the incurrence or assumption of any Debt in connection therewith occurred on the first day of such period; (3) to the extent such Debt bears interest at a floating rate, the rate in effect for the entire period of calculation was the rate in effect at the time of calculation; and (4) any sale of Subsidiaries or lines of business which occurred during such period occurred on the first day of such period). Within sixty (60) days of such acquisition the obligations under subsections 9.10(b) and (c) shall be fulfilled.

                                    (iv) Diligence. Borrower has completed due
                           diligence on the Target or the assets to be acquired;


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                                    (v) U.S. Acquisitions. The Target is
                           organized under the laws of a state in the United States of America and is involved in the same general type of business activities as the Subsidiaries; and

                                    (vi) Structure. If the proposed acquisition
                           is an acquisition of the stock of a Target, the acquisition will be structured so that the Target will become a wholly owned Subsidiary directly owned by Borrower. If the proposed acquisition is an acquisition of assets, the acquisition will be structured so that Borrower or a whole owned Subsidiary directly owned by Borrower shall acquire the assets; and

                           (b) readily marketable direct obligations of the
                  United States of America or any agency thereof with maturities of one year or less from the date of acquisition;

                           (c) fully insured certificates of deposit with
                  maturities of one year or less from the date of acquisition issued by any commercial bank operating in the United States of America having capital and surplus in excess of $250,000,000;

                           (d) commercial paper or bonds of a domestic issuer if
                  at the time of purchase such paper or bonds are rated in one of the two highest rating categories of Standard and Poor's Corporation or Moody's Investors Service, Inc.;

                           (e) current trade and customer accounts receivable
                  for services rendered in the ordinary course of business;

                           (f) shares of any mutual fund registered under the
                  Investment Company Act of 1940, as amended, which invests solely in investment of the type described in clauses (b) through (d) of this Section 10.5;

                           (g) loans to physicians; provided that (i) at the
                  time of such loan no Default shall exist or result therefrom;
                  (ii) the aggregate amount of such loans made by Borrower and the Subsidiaries and outstanding at any one time shall not exceed Two Hundred Fifty Thousand Dollars ($250,000), calculated net of any bad debt reserves;

                           (h) advances to employees for business expenses
                  incurred in the ordinary course of business including, without limitation, loans in connection with employee relocations and changes in the Borrower's and the Subsidiaries' payroll payment dates;

                           (i) existing investments described on Schedule 10.5
                  hereto;

                           (j) the purchase by Horizon Mental Health Management,
                  Inc. of shares of capital stock of Florida Professional Psychological Services, Inc. not owned by Horizon Mental Health Management, Inc. on the Closing Date;

                           (k) loans, advances and other extensions of credit to
                  Subsidiaries made in accordance with the restrictions set forth in subsection 10.1 (b); provided that, at the time any such loan, advance or other extension of credit is made, no Default exists or would result therefrom;

                           (l) Guarantees permitted by Section 10.1; and

                           (m) if no Default exists, Borrower and the
                  Subsidiaries may make additional capital contributions to and or investments in or purchase any stocks, bonds, or other equity securities authorized to be issued under Section 10.6 of a wholly owned Subsidiary or a newly created Person organized by Borrower or a Subsidiary that, immediately after such investment or purchase, will be a wholly owned Subsidiary if the obligations under Section 9.10 shall be fulfilled and the amount of such contributions and investments made



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                  under the permissions of this clause (m) does not, during the entire term of this Agreement, exceed (i) One Million Dollars ($1,000,000) in the aggregate with respect to contributions to and or investments in Choice Health, Inc. by Borrower and (ii) One Hundred Thousand Dollars ($100,000) in the aggregate with respect to contributions to and or investments in all other Persons.

                                    ARTICLE 3

                                  Miscellaneous

         Section 1.3 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and Term Loan Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement and Term Loan Agreement and the other Transaction Documents are ratified and confirmed and shall continue in full force and effect. The Loan Parties and the Lenders agree that the Credit Agreement and Term Loan Agreement as amended hereby and the other Transaction Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

         Section 1.4 Reference to Credit Agreement and Term Loan Agreement. Each of the Transaction Documents, including the Credit Agreement and Term Loan Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement or Term Loan Agreement as amended hereby, are hereby amended so that any reference in such Transaction Documents to the Credit Agreement or Term Loan Agreement shall mean a reference to the Credit Agreement and Term Loan Agreement as amended hereby.

         Section 1.5 Expenses of Agent. As provided in the Credit Agreement and the Term Loan Agreement, Borrower agrees to pay on demand all costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Amendment.

         Section 1.6 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         Section 1.7 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

         Section 1.8 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Loan Parties, the Lenders and their respective successors and assigns, except the Loan Parties may not assign or transfer any of their rights or obligations hereunder without the prior written consent of the Lenders.

         Section 1.9 Counterparts. This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.


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         Section 1.10 Effect of Waiver. No consent or waiver, express or implied, by any Lender to or for any breach of or deviation from any covenant, condition or duty by Borrower or any other Loan Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

         Section 1.11 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 1.12 ENTIRE AGREEMENT. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         Executed as of the date first written above.

                                    LENDERS:

                                    CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, as Agent and in its individual capacity as a Lender under the Credit Agreement and the Term Loan Agreement


                                    By:
                                        ----------------------------------------
                                            Joanne Bramanti, Vice President


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                                    BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                        ASSOCIATION


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                                    COMERICA BANK-TEXAS


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------

                                    COOPERATIEVE CENTRALE RAIFFEISEN-
                                        BOERENLEENBANK B.A., "RABOBANK
                                        NEDERLAND," NEW YORK BRANCH

                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------


                                    BANQUE PARIBAS, HOUSTON AGENCY

                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------


                                    By:
                                        ----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                           -------------------------------------




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LOAN PARTIES

HORIZON HEALTH CORPORATION
HORIZON MENTAL HEALTH MANAGEMENT, INC.
MENTAL HEALTH OUTCOMES, INC.
HHG COLORADO, INC.
GERIATRIC MEDICAL CARE, INC.
SPECIALTY REHAB MANAGEMENT, INC.
ACORN BEHAVIORAL HEALTHCARE MANAGEMENT CORPORATION
HHMC PARTNERS, INC.
HORIZON BEHAVIORAL SERVICES, INC.
FLORIDA PSYCHIATRIC ASSOCIATES, INC.
FLORIDA PSYCHIATRIC MANAGEMENT, INC.
FPMBH OF ARIZONA, INC.
FPMBH OF TEXAS, INC.
CHOICEHEALTH, INC.


By:
     ------------------------------------------------------------
       James W. McAtee, Executive Vice President and Secretary
               of each of the above listed Loan Parties


NORTH CENTRAL DEVELOPMENT COMPANY


By:
     --------------------------------
         John T. Amend, President